Filed pursuant to Rule 424(b)(3)
under the Securities Act of 1933
in connection with Registration
Statement No. 333-199005

PROSPECTUS SUPPLEMENT NO. 6

(TO PROSPECTUS DATED NOVEMBER 12, 2014)

MABVAX THERAPEUTICS HOLDINGS, INC.

1,615,070 Shares of Common Stock

This Prospectus Supplement No. 6 supplements and amends the prospectus dated November 12, 2014 relating to the resale of up to 1,615,070 shares of our common stock issuable upon conversion of shares of our Series A-1 Preferred Stock, including shares of our common stock issuable as a result of accrued and unpaid dividends on shares of our Series A-1 Preferred Stock through October 6, 2014.

This prospectus supplement should be read in conjunction with the prospectus dated November 12, 2014, which is to be delivered with this prospectus supplement. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements to it. We will not receive any proceeds from the resale of the shares of common stock issuable upon conversion of shares of our Series A-1 Preferred Stock.

On April 2, 2015, we filed the following attached documents with the Securities and Exchange Commission, the forms of which, without exhibits, are attached hereto:

A.	Our registration statement on Form S-8 pursuant to which the Company registered the issuance under the Securities Act of 1933, as amended, an aggregate of 8,512,806 shares of the Company’s common stock that may be issued pursuant to the MabVax Therapeutics Holdings, Inc. 2008 Equity Incentive Plan (as amended) and the Second Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan filed with the Securities and Exchange Commission on April 2, 2015;

B.	An amendment to our Annual Report on Form 10-K for the year ended December 31, 2014 on Form 10-K/A filed with the Securities and Exchange Commission on April 2, 2015; and

C.	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2015.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7 of the prospectus, as may be updated from time to time by our quarterly and annual reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 2, 2015.

INDEX TO FILINGS

Annex
The Company’s registration statement on Form S-8 pursuant to which the Company registered the issuance under the Securities Act of 1933, as amended, an aggregate of 8,512,806 shares of the Company’s common stock that may be issued pursuant to the MabVax Therapeutics Holdings, Inc. 2008 Equity Incentive Plan (as amended) and the Second Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan filed with the Securities and Exchange Commission on April 2, 2015	A

An amendment to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 on Form 10-K/A filed with the Securities and Exchange Commission on April 2, 2015	B

The Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2015	C

ANNEX A

As filed with the Securities and Exchange Commission on April 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MABVAX THERAPEUTICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	93-0987903
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

11588 Sorrento Valley Road, Suite 20 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

MABVAX THERAPEUTICS HOLDINGS, INC. 2008 EQUITY INCENTIVE PLAN (AS AMENDED)

SECOND AMENDED AND RESTATED MABVAX THERAPEUTICS HOLDINGS, INC.

2014 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

(Full Titles of the Plans)

J. David Hansen

Chief Executive Officer

MabVax Therapeutics Holdings, Inc.

1588 Sorrento Valley Road, Suite 20

San Diego, CA 92121

(Name and Address of Agent for Service)

(858) 259-9405

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0. 01 per share	8,512,806 shares	$1.21 – $8.53	$14,196,715.46	$1,649.66

(1)	The number of shares of common stock, par value $0.01 per share, or Common Stock, of MabVax Therapeutics Holdings, Inc., or the Registrant, stated above consists of the aggregate number of shares which may be sold (i) upon the exercise of options which have been granted under the MabVax Therapeutics Holdings, Inc. 2008 Equity Incentive Plan (as amended), or the 2008 Plan, (ii) upon the exercise of options which have been granted under the Second Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan, or the 2014 Plan, and (iii) upon the exercise of options or issuance of stock-based awards which may hereafter be granted under the 2014 Plan. The 2008 Plan and the 2014 Plan are referred to as the Plans when referenced together. The maximum number of shares which may be sold upon the exercise of options or issuance of other stock-based awards granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price (a) for outstanding options granted under the Plans are based upon the weighted-average exercise price of such outstanding options, and (b) for shares reserved for future grant or issuance under the 2014 Plan are based on the average of the bid and ask prices of the Registrant’s Common Stock as reported by OTCQB marketplace as of a date (March 27, 2015) within five business days prior to filing this Registration Statement. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share (2)	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2008 Plan	152,017	$1.21(2)(a)	$183,940.57
Shares issuable upon the exercise of outstanding options granted under the 2014 Plan	79,755	$8.53(2)(a)	$680,310.15
Shares reserved for future grant under the 2014 Plan	8,281,034	$1.61(2)(b)	$13,332,464.74
Proposed Maximum Aggregate Offering Price			$14,196,715.46
Registration Fee			$1,649.66

(3)	Calculated pursuant to Section 6(b) of the Securities Act.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, or the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015;

•	Current Report on Form 8-K filed with the Commission on March 26, 2015; and

•	The description of the Common Stock that is contained in the Registration Statement on Form 8-A filed with the Commission on August 7, 2000 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed for the purpose of updating such description, including the Current Report on Form 8-K filed with the Commission on September 9, 2014.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides that we must indemnify our directors to the fullest extent under applicable law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to MabVax Holdings and its stockholders. However, our directors may be personally liable for liability:

•	for any breach of duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

In addition, our amended and restated bylaws provide that:

•	we are required to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;

•	we may indemnify our other officers, employees and other agents as set forth in Delaware law or any other applicable law;

•	we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 2, 2015.

MABVAX THERAPEUTICS HOLDINGS, INC.

By:	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. David Hansen and Gregory P. Hanson, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of MabVax Therapeutics Holdings, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. David Hansen	Chairman of the Board, President and Chief Executive Officer	April 2, 2015
J. David Hansen	(Principal executive officer)

/s/ Gregory P. Hanson	Chief Financial Officer (Principal financial and accounting officer)	April 2, 2015
Gregory P. Hanson

/s/ Kenneth M. Cohen	Director	April 2, 2015
Kenneth M. Cohen

/s/ Robert E. Hoffman	Director	April 2, 2015
Robert E. Hoffman

	Director	April 2, 2015
Philip O. Livingston, M.D.

/s/ Paul V. Maier	Director	April 2, 2015
Paul V. Maier

/s/ Jeffrey V. Ravetch	Director	April 2, 2015
Jeffrey V. Ravetch, M.D., Ph.D.

/s/ Michael M. Wick	Director	April 2, 2015
Michael M. Wick, M.D., Ph.D.

4

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date/Period End	Exhibit Number

4.1	Amended and Restated Bylaws of the Registrant	8-K	12/14/2007	3.2

4.2	Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on September 8, 2014	8-K	9/9/2014	3.1

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on September 8, 2014	8-K	9/9/2014	3.2

4.4	Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock	8-K	7/9/2014	3.1

4.5	Amended and Restated Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock	8-K	7/9/2014	3.2

4.6	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock	8-K	9/3/2014	3.1

4.7	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock	8-K	3/26/2015	3.1

4.8	Certificate of Designations, Preferences and Rights of the 0% Series E Convertible Preferred Stock	10-K	3/31/2015	3.8

4.9	Form of Common Stock Certificate	S-1	9/29/2014	4.1

5.1 Δ	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant

23.1 Δ	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

23.2 Δ	Consent of Independent Registered Public Accounting Firm

24.1 Δ	Power of attorney (included on the signature pages of this registration statement)

99.1	Second Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan	10-K	3/31/2015	10.15

99.2	MabVax Therapeutics Holdings, Inc. 2008 Equity Incentive Plan (as amended)	10-K	3/31/2015	10.29

Δ	Filed herewith

ANNEX B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K/A

Amendment No. 1

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended December 31, 2014

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition period from                      to                     .

Commission file number: 0-31265

MABVAX THERAPEUTICS HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-0987903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11588 Sorrento Valley Rd., Suite 20, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-9405

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Name of Each Exchange on Which Registered
None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    YES  ☐  NO  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    YES  ☐    NO  ☒

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.    YES  ☒    NO  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    YES  ☒    NO  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this Chapter) is not contained herein, and will not be contained to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act.).    YES  ☐    NO  ☒

The aggregate market value of the voting common stock held by non-affiliates of the Registrant was approximately $6,627,000 as of June 30, 2014, based upon the closing sale price on the OTCQB Market of $11.60 per share reported on such date.

As of March 31, 2015, there were 9,615,035 shares of the registrant’s common stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Certain information required by Part III Of this Annual Report on Form 10-K is incorporated by reference from the registrant’s definitive proxy statement for the annual meeting of stockholders, which will be filed with the Securities and exchange Commission within 120 days after the close of the registrant’s fiscal year ended December 31, 2014.

EXPLANATORY NOTE

The Company is filing this Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2014 (the “Form 10-K”), which was originally filed with the Securities and Exchange Commission on March 31, 2015, for the sole purpose of furnishing the Interactive Data File as Exhibit 101 in accordance with Rule 405 of Regulation S-T.

No other changes have been made to the Form 10-K. This Amendment does not reflect events that have occurred after the March 31, 2015 filing date of the Form 10-K, or modify or update the disclosures presented therein, except to reflect the amendment described above.

PART IV

Item 15.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description	Form	Filing Date/Period End	Exhibit Number

2.1	Agreement and Plan of Merger and Reorganization, dated May 12, 2014, between the Company, Tacoma Acquisition Corp., Inc. and MabVax Therapeutics, Inc.	8-K	5/12/2014	2.1

2.2	Amendment No.1, dated as of June 30, 2014, by and between the Company and MabVax Therapeutics, Inc.	8-K	7/1/2014	2.1

2.3	Amendment No.2 to the Agreement and Plan of Merger, dated July 7, 2014, by and among the Company, Tacoma Acquisition Corp. and MabVax Therapeutics, Inc.	8-K	7/9/2014	2.1

3.1	Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock	8-K	7/9/2014	3.1

3.2	Amended and Restated Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock	8-K	7/9/2014	3.2

3.3	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock	8-K	9/3/2014	3.1

3.4	Amended and Restated Certificate of Incorporation	8-K	9/9/2014	3.1

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation	8-K	9/9/2014	3.2

3.6	Amended and Restated Bylaws	8-K	12/14/2007	3.2

3.7	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock	8-K	3/26/2015	3.1

3.8*	Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock

4.1	Securities Purchase Agreement, dated May 12, 2014, between the Company and the investors identified on the Schedule of Buyers therein and the Form of Registration Rights Agreement, attached thereto as Exhibit C	8-K	5/12/2014	10.1

4.2	Securities Purchase Agreement, dated as of February 12, 2014, between MabVax Therapeutics, Inc. and the purchasers set forth on the signature pages thereto including that certain Amendment No. 1 to Securities Purchase Agreement, dated as of May 12, 2014, between MabVax Therapeutics, Inc. and the persons and entities identified on the signature pages thereto	8-K	5/12/2014	10.3

4.3	Registration Rights Agreement, dated as of February 12, 2014, between MabVax Therapeutics, Inc. and the persons and entities identified on the signature pages thereto	8-K	5/12/2014	10.2

4.4	Omnibus Amendment and Stockholder Consent, dated July 7, 2014, by and among the Company and the Purchasers	8-K	7/9/2014	10.1

2

Exhibit No.	Description	Form	Filing Date/Period End	Exhibit Number

4.5	Form of Parent Common Stock Warrant	8-K	7/9/2014	4.1

4.6	Form of Warrant to Purchase Common Stock	8-K	7/9/2014	4.2

4.7	Form of Exchange Agreement	8-K	9/3/2014	10.1

4.8	Form of Waiver Letter	8-K	9/3/2014	10.2

4.9	Form of Common Stock Certificate	S-1	9/29/2014	4.1

4.10	Form of Waiver Extension Letter	8-K	9/30/2014	10.1

4.11*	Form of Subscription Agreement, dated March 31, 2015, between the Company and the subscribers set forth on the signature pages thereto

4.12*	Form of Common Stock Purchase Warrant

4.13*	Form of Registration Rights Agreement, dated March 31, 2015, between the Company and the persons and entities identified on the signature pages thereto

10.1	Separation Agreement and Release, dated May 12, 2014, between Michael M. Wick and the Company	8-K	5/12/2014	10.4

10.2	Separation Agreement and Release, dated May 12, 2014, between William P. Kaplan and the Company	8-K	5/12/2014	10.5

10.3	Separation Agreement and Release, dated May 12, 2014, between Steven R. Schow and the Company	8-K	5/12/2014	10.6

10.4	Separation Agreement and Release, dated May 12, 2014, between Wendy K. Wee and the Company	8-K	5/12/2014	10.7

10.5	Michael Wick Resignation Letter, dated July 7, 2014	8-K	7/9/2014	99.1

10.6	Edward W. Cantrall Resignation Letter, dated July 7, 2014	8-K	7/9/2014	99.2

10.7	Steven R. Goldring Resignation Letter, dated July 7, 2014	8-K	7/9/2014	99.3

10.9	Richard B. Newman Resignation Letter, dated July 7, 2014	8-K	7/9/2014	99.4

10.10	Employment Agreement, dated July 8, 2014, by and between MabVax Therapeutics, Inc. and J. David Hansen	10-Q	8/8/2014	10.9

10.11	Employment Agreement, dated July 8, 2014, by and between MabVax Therapeutics, Inc. and Gregory P. Hanson	10-Q	8/8/2014	10.10

10.12	Employment Agreement, dated July 8, 2014, by and between MabVax Therapeutics, Inc. and Wolfgang W. Scholz, Ph.D.	10-Q	8/8/2014	10.11

10.13	Securities Purchase Agreement, dated July 8, 2014, by and between MabVax Therapeutics, Inc. and certain institutional investors set forth therein	10-Q	8/8/2014	10.12

10.14	Form of Indemnification Agreement	8-K	9/9/2014	10.1

10.15*	Second Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan

10.16	Non-Employee Director Compensation Policy	S-1	9/29/2014	10.22

10.17	Standard Industrial Net Lease, dated as of May 23, 2008, by and between MabVax Therapeutics, Inc. and Sorrento Square	S-1	9/29/2014	10.23

10.18	First Amendment to that Standard Industrial Net Lease, dated May 6, 2010, by and between MabVax Therapeutics, Inc. and Sorrento Square	S-1	9/29/2014	10.24

10.19	Second Amendment to that Standard Industrial Net Lease, dated August 1, 2012, by and between the Company and Sorrento Square	S-1	9/29/2014	10.25

10.20	Employment Agreement, dated July 21, 2014, 2014, by and between MabVax Therapeutics, Inc. and Paul Maffuid, Ph.D.	S-1	9/29/2014	10.31

10.21	Development and Manufacturing Services Agreement, dated April 15, 2014, by and between MabVax Therapeutics, Inc. and Gallus BioPharmaceuticals NJ, LLC	S-1/A	10/14/2014	10.26

3

Exhibit No.	Description	Form	Filing Date/Period End	Exhibit Number

10.22	Exclusive License Agreement for “Polyvalent Conjugate Vaccines for Cancer” (SK#14491), dated as of June 30, 2008, by and between MabVax Therapeutics, Inc. and Sloan-Kettering Institute for Cancer Research	S-1/A	10/14/2014	10.27

10.23	Research and License Agreement, dated as of April 7, 2008, by and between MabVax Therapeutics, Inc. and Sloan-Kettering Institute for Cancer Research	S-1/A	10/14/2014	10.28

10.24	Exclusive License to Unimolecular Antibodies, dated October 13, 2011, by and between MabVax Therapeutics, Inc. and Sloan-Kettering Institute for Cancer Research	S-1/A	10/14/2014	10.29

10.25	Option Agreement, dated August 29, 2014, by and between MabVax Therapeutics, Inc. and Juno Therapeutics, Inc.	S-1/A	10/14/2014	10.30

10.26	SBIR Contract from National Cancer Institute	S-1/A	10/14/2014	10.34

10.27	Form of Exchange Agreement (Series A-1 Preferred Stock and Series A-1 Warrants).	8-K	3/26/2015	10.1

10.28	Form of Exchange Agreement (Series B Preferred Stock and Series B Warrants).	8-K	3/26/2015	10.2

10.29*	2008 Equity Incentive Plan

10.30*	Form of Option Agreement, 2008 Equity Incentive Plan

11.1	Statement of per share earnings	S-1	9/29/2014	11.1

14.1	Code of Ethics	10-K	3/5/2004	14.1

21.1	Subsidiaries of the Registrant	S-1	9/29/2014	21.1

23.1*	Consent of Independent Registered Public Accounting Firm

31.1*	Certification of Principal Executive Officer required by Section 302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification of Principal Financial Officer required by Section 302 of the Sarbanes-Oxley Act of 2002

32.1*	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2*	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

99.1*	Temporary Hardship Exemption per Regulation S-T

101**	Interactive data file

*	Previously Furnished or Filed
**	Filed herewith

4

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 2, 2015

MABVAX THERAPEUTICS HOLDINGS, INC

By:	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer

5

ANNEX C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2015

MABVAX THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Rd., Suite 20

San Diego, CA 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2015 the Company approved a Second Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), effective as of and contingent upon the consummation of the initial closing of the sale of Units pursuant to the Subscription Agreement, to increase the number of shares reserved for issuance under the Plan from 158,073 to 8,360,789 shares of common stock. Additional changes to the Plan include:

•	An “evergreen” provision to reserve additional shares for issuance under the Plan on an annual basis commencing on the first day of fiscal 2016 and ending on the second day of fiscal 2024, such that the number of shares that may be issued under the Plan shall be increased by an amount equal to the lesser of: (i) 8,000,000 or the equivalent of such number of shares after the administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with the Plan; (ii) the number of shares necessary such that the total shares reserved under the Plan equals (x) 15% of the number of outstanding shares of common stock on such date (assuming the conversion of all outstanding shares of Preferred Stock (as defined in the Plan) and other outstanding convertible securities and exercise of all outstanding warrants to purchase common stock) plus (y) 229,000; and (iii) an amount determined by the Board;

•	Provide that no more than 3,000,000 shares may be granted to any participant in any fiscal year.

•	Provisions to allow for performance based equity awards to be issued by the Company in accordance with Section 162(m) of the Internal Revenue Code.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2015, MabVax Therapeutics Holdings, Inc. (the “Company”) filed a Certificate of Designations, Preferences and Rights of the 0% Series E Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State, designating one hundred thousand shares of preferred stock as 0% Series E Convertible Preferred Stock (the “Preferred Shares’).

The Preferred Shares are convertible into shares of common stock, par value $0.01 per share (the “Common Stock”), based on a conversion calculation equal to the stated value of the of such Preferred Share, plus all accrued and unpaid dividends, if any, on such Preferred Share, as of such date of determination, divided by the conversion price. The stated value of each Preferred Share is $75 and the initial conversion price is $0.75 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In addition, during the period proscribed by the Certificate of Designations, subject to certain exceptions, in the event the Company issues or sells, or is deemed to issue or sell, shares of Common Stock at a per share price that is less than the conversion price then in effect, the conversion price shall be reduced to such lower price. The Company is prohibited from effecting a conversion of the Preferred Shares to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred Shares, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% (the “Beneficial Ownership Limitation”). Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s Preferred Shares, but not in excess of the Beneficial Ownership Limitation. The Preferred Shares bear no interest.

The foregoing description of the Preferred Shares is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock*

10.1	Second Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan**

*	Incorporated by reference to Exhibit 3.8 from the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2015.
**	Incorporated by reference to Exhibit 10.15 from the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: April 2, 2015	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer